
OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                                                             REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                POOL REPORT # 12
REMITTANCE REPORT                                                                                                      Page 1 of 6
REPORTING MONTH:                         Jan-97


                       Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------------
Beginning                                                                                           Ending           Scheduled
Principal              Scheduled          Prepaid             Liquidated         Contracts          Principal        Gross
Balance                Principal          Principal           Principal          Repurchased        Balance          Interest
------------------------------------------------------------------------------------------------------------------------------------

     151,210,805.03      (368,824.23)       (352,702.19)        (553,184.47)          0.00          149,936,094.14     1,392,428.36
====================================================================================================================================


                               Scheduled                                                     Amount
              Servicing        Pass Thru              Liquidation         Reserve            Available for
                 Fee           Interest               Proceeds            Fund Draw          Distribution
-------------------------------------------------------------------------------------------------------------

             126,009.00           1,266,419.36          349,197.37               0.00         2,463,152.15
=============================================================================================================



                                                               Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------------------------

Beginning                             Investment    Balance Before      Reserve    Reserve        Balance After
 Balance       Deposits    Distrib.    Interest  Current Distribution   Fund Draw  Fund Deposit   Current Distribution    Excess
------------------------------------------------------------------------------------------------------------------------------------

  326,238.70     0.00    -1,238.70   1,220.96         326,220.96             0.00     0.00       326,220.96         1,220.96
====================================================================================================================================


 Reserve Fund Required Balance
 ---------------------------------------
    Before Current     After Current
    Distribution       Distribution
 ----------------------------------------

      325,000.00           325,000.00
 ========================================

                                                Certificate Account
------------------------------------------------------------------------------------------------------------------------------------

         Beginning                          Deposits                                         Investment                Ending
          Balance                Principal           Interest         Distributions           Interest                 Balance
------------------------------------------------------------------------------------------------------------------------------------

            328,401.86       1,268,078.73        1,376,460.51             (2,562,233.68)        1,508.78              412,216.20
====================================================================================================================================

                          P&I Advances at Distribution Date
---------------------------------------------------------------------------------------

         Beginning               Recovered            Current             Ending
          Balance                 Advances           Advances            Balance
---------------------------------------------------------------------------------------

            1,498,194.59       1,432,210.61        1,255,454.16       1,321,438.14
=======================================================================================




OAKWOOD MORTGAGE INVESTORS, INC. 1996-A                                                           REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                              POOL REPORT # 12
REMITTANCE REPORT
REPORTING MONTH:                                    Jan-97                                        Page 2 of 6

Class B Crossover Test                                                                 Test Met?
---------------------------------------------------------------------               ----------------

(a) Remittance date on or after August 2000                                               N


(b) Average 60 day Delinquency rate <=          5%                                        Y

(c) Average 30 day Delinquency rate <=          7%                                        Y


----------------------------------------------------------------
(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

Average 30 day delinquency ratio:
                    April 2000 -Sept. 2001      7%                                        N
                    Oct 2001 -Sept. 2002        8%                                        N
                    Oct 2002 -                  9%                                        N
----------------------------------------------------------------



(e) Current realized loss ratio <=              2.75%                                     Y


(f) Are class B principal balances >=           21.001%

of stated scheduled pool  balance

                 Beginning B-1 balance                                   13,069,000.00
                 Beginning B-2 balance                                    6,536,459.00


                                                                     -----------------
                                                                         19,605,459.00
                 Divided by beginning pool
                 balance                                                151,210,805.03
                                                                     ------------------
                                                                                12.966%   N
                                                                     ==================

 Average 60 day delinquency ratio:


                     Over 60s             Pool Balance             %
                     --------------------------------------------------------

  Current Mo              6,366,964.73           149,936,094.14  4.25%
  1st Preceding Mo        5,783,219.78           151,210,805.03  3.82%
  2nd Preceding Mo        4,931,445.21           152,368,263.74  3.24%
                                                    Divided by      3
                                                                -------
                                                                 3.77%
                                                               =========
Average 30 day delinquency ratio:


                     Over 30s             Pool Balance             %
                   ----------------------------------------------------------

  Current Mo              9,285,064.51           149,936,094.14  6.19%
  1st Preceding Mo        8,455,363.51           151,210,805.03  5.59%
  2nd Preceding Mo        7,862,512.55           152,368,263.74  5.16%
                                                    Divided by       3
                                                               --------------
                                                                  5.65%
                                                               ==============

    Cumulative loss ratio:

                 Cumulative losses                  743,117.35
                                                --------------
    Divided by Initial Certificate Principal    163,369,459.00   0.455%
                                                               ==============

    Current realized loss ratio:

                                Liquidation            Pool
                                      Losses         Balance
                                --------------------------------------

        Current Mo                 203,987.10    151,210,805.03
        1st Preceding Mo            96,062.55    152,368,263.74
        2nd Preceding Mo            83,164.18    153,235,109.43
                                                                  1.010%
                                                                 =========


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                      REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                                                         POOL REPORT # 12
REPORTING MONTH:        Jan-97                                                                                         Page 3 of 6



                                                                       Delinquency Analysis
                                                31 to 59 days        60 to 89 days         90 days and Over        Total Delinq.
                No. of     Principal               Principal              Principal                Principal             Principal
                Loans      Balance             #   Balance           #    Balance           #      Balance        #       Balance
                --------------------------------------------------------------------------------------------------------------------

Excluding Repos    5,038   147,264,317.44   97   2,863,373.81    45     1,317,408.49     71      2,465,864.00    213   6,646,646.30

          Repos       87     2,671,776.70    2      54,725.97    12       302,700.81     72      2,280,991.43     86   2,638,418.21
                --------------------------------------------------------------------------------------------------------------------

          Total    5,125   149,936,094.14   99   2,918,099.78    57     1,620,109.30    143      4,746,855.43    299   9,285,064.51
                ====================================================================================================================
                                                                                                                5.8%         6.19%
                                                                                                                ====================


                                                 Repossession Analysis
             Active Repos                     Reversal        Current Month
          Outstanding                        (Redemption)     Repos                    Cumulative Repos
              Principal                      Principal             Principal                   Principal
    #         Balance           #             Balance      #       Balance             #       Balance
--------------------------------------------------------------------------------------------------------------
   87         2,671,776.70     0                 0.00   25             757,977.69  222            5,732,393.33




OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                              POOL REPORT # 12
REPORTING MONTH:  Jan-97
                                                                    Page 4 of 6
REPOSSESSION LIQUIDATION REPORT

                      Liquidated
   Account  Customer   Principal    Sales      Insur.      Total   Repossession
    Number    Name      Balance   Proceeds     Refunds   Proceeds    Expenses
-------------------------------------------------------------------------------


078033-8   BAINES       5,846.61   3,500.00     549.50    4,049.50       0.00
082482-1   VARNER       7,904.59   1,900.00     507.16    2,407.16       0.00
076649-3   NICHOLS     15,444.53   2,600.00       0.00    2,600.00       0.00
078866-1   DOWNS        9,446.78  14,000.00       0.00   14,000.00   2,721.49
079133-5   FINCH       15,351.23  13,955.34       0.00   13,955.34   1,093.66
080879-0   TAIMANAO    14,548.86  15,900.00     642.28   16,542.28   3,911.57
081442-6   ANDERSON    14,920.43  14,900.00   1,091.34   15,991.34   2,954.15
081578-7   PUTMAN       8,306.44     500.00     168.61      668.61       0.00
082387-2   WAGONER     13,323.36   4,000.00   1,097.52    5,097.52       0.00
083252-7   HAYDEN      10,684.95   5,000.00     644.90    5,644.90     185.00
076281-5   QUAGLIOTTI  32,823.56  20,000.00   1,142.86   21,142.86       0.00
078117-9   STEEN       20,013.28  21,900.00   1,200.13   23,100.13   4,099.54
079065-9   DAVIS       15,734.78   5,500.00     959.58    6,459.58   3,563.36
080003-7   ANTHONY     25,184.91  26,700.00   1,692.53   28,392.53   2,506.00
082859-0   MANUEL      24,422.85  23,200.00   1,347.97   24,547.97   2,921.00
083360-8   YOUNG       24,404.46  23,900.00   1,635.05   25,535.05   4,082.00
083405-1   THOMASTON   17,763.65  19,100.00   1,219.03   20,319.03   3,313.96
083983-7   BOYLE       14,486.46   5,900.00       0.00    5,900.00   1,471.30
084070-2   NEWBERRY    25,913.22  26,900.00   1,272.16   28,172.16   4,574.95
078675-6   HOBSON      23,289.11  20,900.00   1,668.55   22,568.55   2,477.01
080051-6   WATSON      37,338.88  36,700.00   1,935.10   38,635.10   6,759.10
080497-1   DANIEL      33,748.35  31,700.00   1,478.61   33,178.61   4,009.00
082868-1   FOSKEY      26,964.47  21,200.00   1,976.41   23,176.41   2,220.50
082929-1   STEWART     26,570.47  25,500.00   1,210.18   26,710.18   4,092.73
084009-0   HOEFLER     35,940.75  15,000.00   2,391.89   17,391.89   2,899.17
084337-5   ARRIOLA     52,807.49  49,000.00   2,548.57   51,548.57   7,424.68
                      =========================================================
                      553,184.47 449,355.34  28,379.93  477,735.27  67,280.17
                      =========================================================


    Net                     Net       Current
Liquidation  Unrecov.    Pass Thru   Period Net  Cumulative
  Proceeds   Advances    Proceeds   Gain/(Loss)  Gain/(Loss)
------------------------------------------------------------

  4,049.50     1,091.40    2,958.10   (2,888.51)
  2,407.16     1,077.35    1,329.81   (6,574.78)
  2,600.00     1,874.53      725.47  (14,719.06)
 11,278.51     1,948.98    9,329.53     (117.25)
 12,861.68     1,964.96   10,896.72   (4,454.51)
 12,630.71     1,502.00   11,128.71   (3,420.15)
 13,037.19     1,988.56   11,048.63   (3,871.80)
    668.61     1,451.80     (783.19)  (9,089.63)
  5,097.52     1,483.44    3,614.08   (9,709.28)
  5,459.90     1,515.01    3,944.89   (6,740.06)
 21,142.86     2,861.74   18,281.12  (14,542.44)
 19,000.59     2,153.12   16,847.47   (3,165.81)
  2,896.22     2,628.12      268.10  (15,466.68)
 25,886.53     2,404.56   23,481.97   (1,702.94)
 21,626.97     2,350.32   19,276.65   (5,146.20)
 21,453.05     1,716.24   19,736.81   (4,667.65)
 17,005.07     1,781.50   15,223.57   (2,540.08)
  4,428.70     1,965.06    2,463.64  (12,022.82)
 23,597.21     3,977.52   19,619.69   (6,293.53)
 20,091.54     2,997.94   17,093.60   (6,195.51)
 31,876.00     1,994.70   29,881.30   (7,457.58)
 29,169.61     3,904.01   25,265.60   (8,482.75)
 20,955.91     3,210.90   17,745.01   (9,219.46)
 22,617.45     2,229.44   20,388.01   (6,182.46)
 14,492.72     3,334.05   11,158.67  (24,782.08)
 44,123.89     5,850.48   38,273.41  (14,534.08)
================================================
410,455.10    61,257.73  349,197.37 (203,987.10)  (743,117.35)
==============================================================

                                                     -0.01
                                                  ============


                   PRIOR MONTH CUMULATIVE        0.00


OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                    REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                                       POOL REPORT # 12
REPORTING MONTH:                         Jan-97
                                                                        Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
                            Original       Beginning       Current     Accelerated               Ending               Principal Paid
              Cert.        Certificate    Certificate     Principal     Principal   Writedown  Certificate      Pool     Per $1,000
              Class         Balances       Balances        Payable     Distribution   Amounts    Balances      Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------

A-1                       46,000,000.00   33,841,345.88 (1,274,710.89)    0.00        0.00      32,566,634.99  70.79703%      27.71
A-1 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

A-2                       52,000,000.00   52,000,000.00          0.00     0.00        0.00      52,000,000.00 100.00000%       0.00
A-2 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

A-3                       31,061,000.00   31,061,000.00          0.00     0.00        0.00      31,061,000.00 100.00000%       0.00
A-3 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

A-4                       14,703,000.00   14,703,000.00          0.00     0.00        0.00      14,703,000.00 100.00000%       0.00
A-4 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

B-1                       13,069,000.00   13,069,000.00          0.00     0.00        0.00      13,069,000.00 100.00000%       0.00
B-1 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

B-2                        6,536,459.00    6,536,459.00          0.00     0.00        0.00       6,536,459.00 100.00000%       0.00
B-2 Outstanding Writedown          0.00            0.00          0.00     0.00        0.00               0.00      0.00        0.00

                         ------------------------------------------------------------------------------------

                         163,369,459.00  151,210,804.88  (1,274,710.89)   0.00        0.00     149,936,093.99
                         ====================================================================================




OAKWOOD MORTGAGE INVESTORS, INC. 1996-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                               REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                                                                  POOL REPORT # 12
REPORTING MONTH:                             Jan-97
                                                                                                   Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

                                                                                                   Interest Paid
   Certificate          Remittance  Beginning     Current       Total     Interest          Ending   Per $1,000   Cert.     TOTAL
      Class                Rate      Balance      Accrual        Paid     Shortfall        Balance  Denomination  Class DISTRIBUTION
                        ------------------------------------------------------------------------------------------------------------


A-1                       5.40%      0.00      152,286.06   152,286.06        0.00         0.00      4.50        A-1  1,426,996.95
A-1  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
A-1  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

A-2                       5.80%      0.00      251,333.33   251,333.33        0.00         0.00      4.83        A-2    251,333.33
A-2  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
A-2  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

A-3                       6.60%      0.00      170,835.50   170,835.50        0.00         0.00      5.50        A-3    170,835.50
A-3  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
A-3  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

A-4                       7.20%      0.00       88,218.00    88,218.00        0.00         0.00      6.00        A-4     88,218.00
A-4  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
A-4  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

B-1                       7.30%      0.00       79,503.08    79,503.08        0.00         0.00      6.08        B-1     79,503.08
B-1  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
B-1  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

B-2                       8.45%      0.00       46,027.57    46,027.57        0.00         0.00      7.04        B-2     46,027.57
B-2  Carryover Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00
B-2  Writedown Interest   0.00       0.00            0.00         0.00        0.00         0.00      0.00

X                              539,130.25      478,215.82   274,228.72  203,987.10   743,117.35                   X     274,228.72

R                                    0.00            0.00         0.00        0.00         0.00                   R

Service Fee                          0.00      126,009.00   126,009.00        0.00         0.00                         126,009.00
                               ----------------------------------------------------------------                       ------------

                               539,130.25    1,392,428.36 1,188,441.26  203,987.10   743,117.35                       2,463,152.15

Less Reserve Fund Deposit                                         0.00                                                        0.00
                                                            -------------                                             ------------

                                                             1,188,441.26                                             2,463,152.15
                                                            =============                                             =============




      Cert.        Interest at
     Class           22 days
---------------

      A-1            151800

      A-2       184311.1111

      A-3       125279.3667

      A-4           64693.2

      B-1       58302.26111
                584385.9389